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                                                                   EXHIBIT 10.29

                             AMENDMENT NO. 6 TO THE
                        KINDRED & AFFILIATES 401(k) PLAN

     This is an Amendment to the Kindred & Affiliates 401(k) Plan as most recently amended and restated effective March 1, 2000 (the "Plan").

                                    Recitals

A. Kindred Healthcare, Inc. (the "Employer") maintains the Plan and has reserved the right to amend the Plan from time to time in its discretion.

B. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan year beginning after December 31, 2001.

C. This Amendment to the Plan is also adopted to reflect the model amendments in Revenue Procedure 2002-29 which provides that qualified retirement plans generally must be amended by the end of the first Plan year beginning on or after January 1, 2003 to the extent necessary to comply with final and temporary regulations under section 401(a)(9) of the Internal Revenue Code, relating to required minimum distributions.

D. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

                                   Amendments

                   Section 1-- MODIFICATION OF TOP-HEAVY RULES

     1.1 Effective Date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends Section 11 of the Plan.

     1.2 Key Employee. Key Employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of any member of the Employer Group having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of any member of the Employer Group, or a 1-percent owner of any member of the Employer Group having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the

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meaning of Section 415(c)(3) of the Code. The determination of who is a Key
Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

     1.3. Determination of Present Values and Amounts. This section 1.3 shall apply for purposes of determining the present value of accrued benefits and the amounts of account balances of employees as of the Determination Date.

          1.3.1 Distributions During Year Ending On The Determination Date. The present values of accrued benefits and the amounts of account balances of an employee as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

          1.3.2 Employees Not Performing Services During Year Ending On The Determination Date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the Determination Date shall not be taken into account.

     1.4 Minimum Benefits -- Matching Contributions. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another Plan, such other Plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall still be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

                    Section 2 - LIMITATIONS ON CONTRIBUTIONS

     2.1 Effective Date. This section shall be effective for limitation years beginning after December 31, 2001.

     2.2 Maximum Annual Addition. Except to the extent permitted under Section 7 of this Amendment and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

          (a)  $40,000, as adjusted for increases in the cost-of-living under
               Section 415(d) of the Code, or

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          (b)  100 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year. The compensation limit referred to in this (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

               Section 3 -- DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

     3.1 Effective Date. This Section shall apply to distributions made after December 31, 2001.

     3.2 Modification Of Definition Of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 5.10 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible Plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such Plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

     3.3 Modification Of Definition Of Eligible Rollover Distribution To Exclude Hardship Distributions. For purposes of the direct rollover provisions in Section 5.10 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

     3.4 Modification Of Definition Of Eligible Rollover Distribution To Include After-Tax Employee Contributions. For purposes of the direct rollover provisions in Section 5.10 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution Plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                     Section 4 -- ROLLOVERS FROM OTHER PLANS

     The Plan will accept Rollover Contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of Plans specified below beginning January 1, 2003 (i) a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions; (ii) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; (iii) an eligible plan under Section 457(b) of the Code which is

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maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and (iv) the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

           Section 5 -- ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

Effective for distributions made after December 31, 2002, for purposes of
Section 5.7(a) of the Plan, the value of a Participant's Nonforfeitable Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant's Nonforfeitable Account Balance as so determined is $5,000 or less, the Plan Administrator may distribute the Participant's entire Nonforfeitable Account Balance without consent in accordance with the Plan's terms.

                    Section 6 -- REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation Section 1.401(m)-2 and
Section 3.2(i) of the Plan shall not apply for Plan Years beginning after December 31, 2001.

                       Section 7 -- CATCH-UP CONTRIBUTIONS

     The following provision shall apply to contributions made after January 1, 2003. All Employees who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

                   Section 8 -- INCREASE IN COMPENSATION LIMIT

     The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

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             Section 9 - INCREASE IN ALLOWABLE PERCENTAGE DEFERRALS

     Section 3.1(a) and (c) of the Plan previously limited Elective Contributions in two ways: based on whole percentages of pay between 1% and 16%, and, to the extent that contributions from the Employer plus Elective Contributions were, in the Administrator's judgement, likely to exceed the deduction limits of Sections 401(k), 402(g) or 415 of the Code. With the effectiveness of EGTRRA, the contribution and deduction limits have changed, thereby allowing the Administrator to change its policy and the Employer to amend the Plan accordingly, to allow all Employees to make Elective Contributions, without such a low percentage limit. Therefore, effective January 1, 2003, all Participants shall be allowed the opportunity to make Elective Contributions and Section 3.1(a) of the Plan is hereby amended so that as amended, it reads as follows:

               (a) Salary Redirection each payroll period must equal an whole percentage from 1% to 30% of a Participant's Compensation. Salary Redirection shall begin, be increased or revoked as soon as practicable after a Participant has entered into or changed his salary reduction agreement via IVR. In the event a Participant does not so elect when initially eligible, he may subsequently elect to have Salary Redirection made on his behalf at any time effective for as soon as practicable after the Participant has entered into a salary reduction agreement via IVR.

            Section 10 -- VESTING OF EMPLOYER MATCHING CONTRIBUTIONS

     13.1 Applicability. This Section shall apply to Participants with Accrued Benefits derived from Matching or Profit Sharing Contributions (other than Prior Plan Employer Contributions from the Hillhaven Corporation Deferred Savings Plan as provided in Section 5.5(d) of the Plan) whether or not the Participant completes an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001.

     13.2 Vesting Schedule. A Participant's Accrued Benefit derived Matching or Profit Sharing Contributions (other than Prior Plan Employer Contributions from the Hillhaven Corporation Deferred Savings Plan as provided in Section 5.5(d) of the Plan) vest according to the following schedule:

                 Years of Vesting Service           Nonforfeitable Percentage
                 ------------------------           -------------------------
                            2                                     20
                            3                                     40
                            4                                     60
                            5                                     80
                            6                                    100

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                 Section 11 - MINIMUM DISTRIBUTION REQUIREMENTS

     11.1. General Rules

           11.1.1 Effective Date. This Amendment applies for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year. It shall only apply if and to the extent the Plan provides for payment of a minimum required distribution amount on or after the Required Beginning Date, rather than payment of a greater portion or all of the Participant's Account Balance upon attainment of the Required Beginning Date.

           11.1.2 Coordination with Minimum Distribution Requirements Previously in Effect. If this Amendment specifies an effective date that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Amendment will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Amendment equals or exceeds the required minimum distributions determined under this Amendment, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Amendment is less than the amount determined under this Amendment, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Amendment.

           11.1.3 Precedence. The requirements of this Amendment will take precedence over any inconsistent provisions of the Plan.

           11.1.4 Requirements of Treasury Regulations Incorporated. All distributions required under this Amendment will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

           11.1.5 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Amendment, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

     11.2. Time and Manner of Distribution

           11.2.1 Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

           11.2.2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

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                  (a) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then, except as provided in this Amendment, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                  (b) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then, except as provided in this Amendment, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                  (c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (d) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 11.2.2, other than section 11.2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this section 11.2.2 and section 11.4 , unless section 11.2.2(d) applies, distributions are considered to begin on the Participant's required beginning date. If section 11.2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 11.2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under section 11.2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

           11.2.3 Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 11.3 and 11.4 of this Amendment. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

     11.3. Required Minimum Distributions During Participant's Lifetime

           11.3.1 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                  (a) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9

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           of the Treasury regulations, using the Participant's age as of the
           Participant's birthday in the distribution calendar year; or

                  (b) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

           11.3.2 Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this section 11.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

     11.4. Required Minimum Distributions After Participant's Death

           11.4.1 Death On or After Date Distributions Begin.

                  (a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

                      (1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                      (2) If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                      (3) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                  (b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year

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after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

           11.4.2 Death Before Date Distributions Begin.

                  (a) Participant Survived by Designated Beneficiary. Except as provided in this Amendment, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in section 11.4.1.

                  (b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 11.2.2(a), this section 11.4.2 will apply as if the surviving spouse were the Participant.

     11.5. Definitions.

           11.5.1 Designated Beneficiary. The individual who is designated as the beneficiary under section 2.4 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

           11.5.2 Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 11.2.2. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

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           11.5.3 Life Expectancy. Life expectancy as computed by use of the
Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

           11.5.4 Participant's Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

           11.5.5 Required Beginning Date. The date specified in section 5.6(c) of the Plan.

     11.6. Optional Change. The following provision applies rather than any conflicting provisions in this Amendment:

           11.6.1 Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in section 11.2.2 of this Amendment, but the Participant's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant. This election will apply to all distributions.

     IN WITNESS WHEREOF, the Employer has signed this Amendment on the date set forth below.

                                      KINDRED HEALTHCARE, INC.

                                      By: /s/ Richard E. Chapman
                                          -------------------------------------

                                      Title: CIO, CAO & SVP
                                             ----------------------------------

                                      Date: 12-18-2002
                                            -----------------------------------

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